POWER OF ATTORNEY I, CARRIE LIQUN LIU, hereby appoint GLEN CEREMONY as my lawful attorney-in-fact to execute on my behalf, in my capacity as a director of Travelzoo (1) a Form ID Application to obtain access codes for the Electronic Data Gathering, Analysis and Retrieval system of the U.S. Securities and Exchange Commission and (2) Forms 3, 4 and 5 to be filed from time to time pursuant to the requirements of such Commission under Section 16(a) of the Securities Exchange Act of 1034, as amended, as well as amendments thereto. IN WITNESS WHEREOF, I have signed this Power of Attorney on May 23, 2017. Carrie Liqun Liu _______________________ Printed Name /s/ Carrie Liqun Liu _______________________ Signature